UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2012

Energizer Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive St. Louis, Missouri 63141
( Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 21, 2012, Energizer Holdings, Inc. (the “Company”) and certain subsidiaries of the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein (collectively, the “Underwriters”), related to the sale by the Company of $500,000,000 aggregate principal amount of 4.700% Senior Notes due 2022 (the “Notes”). The public offering price of the Notes was 99.716% of the principal amount. The Company expects to use the net proceeds, after underwriting discounts and expenses, to refinance approximately $495 million of outstanding indebtedness.

The offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-181212) and related prospectus and prospectus supplement, each filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against, or to contribute to payments for, certain liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, are performing and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. Affiliates of certain of the Underwriters are agents and lenders under the Company’s term loan facility, part of the outstanding balance of which will be repaid with a portion of the proceeds of the offering, affiliates of certain of the Underwriters are agents and purchasers under the Company’s receivables purchasing program, the balance of which will be repaid with a portion of the proceeds of the offering, and affiliates of certain Underwriters are agents and lenders under the Company’s revolving credit facility.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 and is incorporated herein by reference.

Indenture

On May 24, 2012, the Company completed the issuance and sale of the Notes as contemplated by the Underwriting Agreement. The Notes were issued pursuant to an indenture dated as of May 19, 2011 (the “Base Indenture”), as supplemented by a supplemental indenture dated as of May 24, 2012 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, certain subsidiary guarantors of the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes will mature on May 24, 2022. Interest on the Notes is payable semi-annually on May 24 and November 24 beginning November 24, 2012. All existing and future subsidiaries of the Company that are guarantors of the Company’s credit agreements or other indebtedness for borrowed money will unconditionally guarantee payment of the Notes for so long as they remain guarantors under such other indebtedness.

The Notes will constitute general unsecured and unsubordinated indebtedness and will rank equally with all the Company’s and the subsidiary guarantors’ unsecured and unsubordinated indebtedness from time to time outstanding.

The Company may, at its option, redeem the Notes, in whole or in part, at any time and from time to time for the greater of the following amounts: (i) 100% of the principal amount plus accrued and unpaid interest of the Notes being redeemed on the redemption date; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in the Indenture), plus 45 basis points, as determined by the Independent Investment Bank (as defined in the Indenture), plus accrued and unpaid interest on the Notes to the redemption date.

If the Company experiences a Change of Control Triggering Event (as defined in the Indenture), holders of the Notes may require the Company to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture includes covenants that limit the ability of the Company and its material subsidiaries to, among other things: incur secured debt, enter into sale and lease-back transactions and consolidate, merge or transfer substantially all of the Company’s assets to another entity. The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.

The foregoing description of the Notes, the Base Indenture and the Supplemental Indenture is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture (including the form of note included therein), copies of which are included as Exhibits 4.1 and 4.2 hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Notes and the Indenture contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On May 21, 2012, the Company issued a press release announcing the pricing of the Notes offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including the attached exhibits, shall not be deemed “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

In connection with the offering of the Notes, as described in response to Item 1.01, we are filing this Current Report on Form 8-K to add the following exhibits to the Company’s Registration Statement on Form S-3 (File No. 333-181212): (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K) and (ii) the opinion of counsel with respect to the status of the Notes and guarantees as binding obligations (Exhibit 5.1 to this Current Report on Form 8-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1 Underwriting Agreement, dated as of May 21, 2012, by and among the Company, the guarantors named therein, and Goldman, Sachs & Co., JP Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters.

4.1 Indenture, dated as of May 19, 2011, by and among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 19, 2011).

4.2 Second Supplemental Indenture (including the Form of Note), dated as of May 24, 2012, by and among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1 Opinion of Bryan Cave LLP.

23.1 Consent of Bryan Cave LLP (included in Exhibit 5.1)

99.1 Press Release dated May 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Daniel J. Sescleifer
Daniel J. Sescleifer Executive Vice President and Chief Financial Officer

Dated: May 24, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated as of May 21, 2012, by and among the Company, the guarantors named therein, and Goldman, Sachs & Co., JP Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters.

4.1	Indenture, dated as of May 19, 2011, by and among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 19, 2011).

4.2	Second Supplemental Indenture (including the Form of Note), dated as of May 24, 2012, by and among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Bryan Cave LLP.

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1).

99.1	Press Release dated May 21, 2012.